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                                                                Exhibit 10.1

                                                                July 2, 1998

                                                               $1,500,000.00


                           DEMAND PROMISSORY NOTE

      AMNEX, INC., A New York corporation ("AMNEX"), AMERICAN NETWORK EXCHANGE, INC., a Delaware corporation and wholly-owned subsidiary of AMNEX ("ANEI"), and CRESCENT PUBLIC COMMUNICATIONS, INC., a New York corporation and wholly-owned subsidiary of AMNEX ("Crescent" and collectively with AMNEX and ANEI, the "Makers"), for value received, hereby jointly and severally promise to pay to the order of FRANCESCO GALESI (the "Holder"), within fifteen (15) days following the date of receipt of demand for payment (the "Due Date"), at the offices of the Holder indicated in paragraph 5 hereof the aggregate principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on such principal sum from the date hereof at a fluctuating rate per annum at all times equal to the prime rate of interest announced from time to time by The Chase Manhattan Bank plus one percent (1%) (the "Note Rate"). Accrued interest on the unpaid principal balance of this Demand Promissory Note ("Note") shall be payable on the first business day of each month commencing August 3, 1998, and on the Due Date.

     1. Registered Owner. The Makers may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Makers shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof upon his registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to AMNEX at its offices together with an assignment duly authenticated. In case of transfers by operation of law, the transferee shall notify the Makers of such transfer and of his address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Makers by the holder hereof in person or by attorney, on the surrender hereof duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

     2. Redemption. The Holder, by its acceptance of this Note, hereby acknowledges that ,subject to the provisions of paragraph 8 hereof, at any time, and from time to time, notwithstanding the lack of demand for payment on the part of the Holder, any of the Makers may, at its option, by written notice given to the Holder, elect to redeem and prepay all or any portion of the outstanding principal indebtedness evidenced by this Note, together with accrued interest thereon, without premium or penalty and any other sums or charges evidenced or secured by the Security Agreement (as hereinafter defined). Any such notice of a Maker's election to redeem and prepay as provided for hereinabove shall be given not less than five (5) business days prior to the date fixed in such notice as the date for redemption of this Note (the "Redemption Date"). Any payments received on this Note shall be applied first to any unpaid fees or other sums due and owing hereunder and/or the Security Agreement, next to accrued but unpaid interest, and then to the principal amount outstanding.

     3. Default Rate of Interest: Late Charge. In the event the Makers shall fail to pay all or any portion of the principal amount hereof on or before the Due Date, any such unpaid amount shall bear interest, for each day from the Due Date, until paid in full, at a fluctuating rate per annum at all times equal to the Note Rate plus five percent (5%) instead of the Note Rate as hereinabove provided, payable upon demand. In the event the Makers shall fail to pay timely any other amount due hereunder, the Makers, jointly and severally, agree to make a payment, in addition to all other required payments hereunder, equal to two percent (2%) of the overdue payment.


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     4. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, excluding choice of law rules thereof.

     5. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be in writing and shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier, or telecopier as follows:

                   If to Holder at:      695 Rotterdam Industrial Park
                                         Schenectady, New York 12306-1989
                                         Attention:   David M. Buicko
                                         Telecopier Number: (518) 356-5334

                   With a copy to:       Steven K. Porter, Esq.
                                         695 Rotterdam Industrial Park
                                         Schenectady, New York 12306-1989
                                         Telecopier Number: (518) 357-2534

                   If to AMNEX at:       145 Huguenot Street
                                         New Rochelle, New York 10801
                                         Attention: Chairman
                                         Telecopier Number: (914) 235-1339

                   With a copy to:       Guy Longobardo, Esq.
                                         145 Huguenot Street
                                         New Rochelle, New York 10801
                                         Telecopier Number: (914) 235-1339

                   If to ANEI at:        100 West Lucerne Circle, Suite 600
                                         Orlando, Florida 32801
                                         Attention:   President
                                         Telecopier Number: (407) 481-2560

                   With a copy to:       Guy Longobardo, Esq.
                                         145 Huguenot Street
                                         New Rochelle, New York 10801
                                         Telecopier Number: (914) 235-1339

                   If to Crescent at:    6 Nevada Drive, Building C
                                         Lake Success, New York 11042
                                         Attention:   President
                                         Telecopier Number: (516) 326-7987

                   With a copy to:       Guy Longobardo, Esq.
                                         145 Huguenot Street
                                         New Rochelle, New York 10801
                                         Telecopier Number: (914) 235-1339

or any such other address as the Holder or any Maker may specify by notice given to the other party in accordance with this paragraph 5.

     6. Security. Payment of the principal amount of, and accrued interest on, this Note is secured by a security interest in certain assets of Sun Tel North American, Inc., a Delaware corporation, which is an 80% owned subsidiary of Crescent (the "Pledgor") granted pursuant to a certain Security Agreement of even date herewith by and between Pledgor and Holder (the "Security Agreement"). This Note is being executed in conjunction with, and is entitled to the benefits of, the Security Agreement.


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     7. Use of Proceeds. Of the $1,500,000 principal balance hereof,
$750,000 is being used to refinance that certain Demand Promissory Note dated May 12, 1998 (the "May Note"), from the Makers to Rotterdam Ventures, Inc. ("Rotterdam"), which May Note has been assigned by Rotterdam to Makers prior to the effective date of this Note and $750,000 is being advanced directly to the Makers. The May Note is superseded, amended and restated in its entirety by this Note.

     8.   Conversion Option.

               A. Subject to the provisions of Paragraph 8.b.,in lieu of receiving a payment in cash, either after demand or in connection with any prepayment of this Note by the Makers, the Holder may require that AMNEX issue shares of the common stock valued at $1.25 per share to Holder. At the time of demand, or not less than one (1) business day prior to the redemption date, Holder shall inform Makers whether or not Holder desires to receive cash or shares of stock in connection with any payment or prepayment of this Note. AMNEX shall have no duty to issue any fractional shares and, to the extent that any interest or principal cannot be paid by the delivery of a share of AMNEX common, because the value of the share exceeds the remaining amount owed, such amount shall be paid in cash. If Holder shall fail to notify Makers of Holder's election to receive shares of common stock instead of cash, the Makers shall pay cash.

               B. The provisions of Paragraph 8.a. shall become automatically operative from and after, and to the extent that AMNEX has notified in a timely fashion any and all existing shareholders with preemptive rights to participate in the purchase of the Note, including the Conversion Option, and such rights have been waived or exercised in accordance with their terms. Without limiting the generality of the foregoing, the effectiveness of Section 8.a. shall not require any further action by AMNEX or the Holder other than sending and receiving notification of the aforesaid waiver and/or exercise and, in the case of one or more exercises, adjustment of the Note accordingly. AMNEX agrees to send appropriate notices to all shareholders having preemptive rights no later than three (3) business days after the date of this Note.

     9. Waivers. Makers hereby waive presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, and all other notices of demands otherwise required by law that Makers may lawfully waive. The Makers expressly agree that this Note, or any payment hereunder may be extended from time to time without in any way affecting the liability of Makers. No unilateral consent or waiver by Holder with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Holder.

     10. Consent to Jurisdiction: Jury Trial Waiver. Makers hereby submit to the jurisdiction of the courts of the State of New York located in the City of Schenectady and the United States District Court for the Northern District of New York as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Makers obligations under and with respect to this Note, and expressly waive any and all obligations they may have as to venue of any of such courts. MAKERS AND HOLDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN). No party to this Note, including but not limited to any assignee of or successor to Makers or Holder, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of this Note or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY MAKERS AND HOLDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS, IN ANY WAY,


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AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS
PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     11. Savings Clause. All agreements between Makers and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. Any interest received by Holder which would exceed the maximum permissible under applicable law shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Makers and Holder.

     12. Attorney's Fees. If this Note shall not be paid when due and shall be placed by the Holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Makers shall pay (on demand) all reasonable costs and expenses of collection incurred, including reasonable attorneys' fees.

     13. Section Headings. Any section headings in this Note are included herein for convenience of reference and shall not constitute a # part of this Note for any other purpose.

     14. Miscellaneous.

               A. This Note constitutes the rights and obligations of the Holder and the Makers. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

               B. Payment of interest due under this Note prior to the Due Date or Redemption Date, as the case may be, shall be made to the registered holder of this Note. Payment of principal and interest due hereunder on the Due Date or Redemption Date, as the case may be, shall be made to the registered holder of this Note in accordance with the terms hereof following presentation of this Note upon or after such applicable date. No interest shall be due on this Note for such period of time that may elapse between the Due Date or Redemption Date, as the case may be, and its presentation for payment.

               C. No recourse shall be had for the payment of the principal of or interest on this Note against any officer, director or agent of any Maker, past, present or future, all such liability of the officers, directors and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.


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     IN WITNESS WHEREOF, the Makers have caused this Note to be signed on its behalf in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                       AMNEX, INC.



                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


                                       AMERICAN NETWORK EXCHANGE, INC.



                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


                                       CRESCENT PUBLIC COMMUNICATIONS, INC.



                                       By:
                                          ------------------------------------
                                            Name:
                                            Title: